EXHIBIT 3.2


                           Amended and Restated Bylaws

                            OLD LINE BANCSHARES, INC.



                                                               TABLE OF CONTENTS
                                                               -----------------


                                                                                                                 Page
                                                                                                                 ----


ARTICLE I.........................................................................................................1
          STOCKHOLDERS............................................................................................1
ARTICLE II........................................................................................................4
          BOARD OF DIRECTORS......................................................................................4
ARTICLE III.......................................................................................................7
          OFFICERS................................................................................................7
ARTICLE IV........................................................................................................9
          CAPITAL STOCK...........................................................................................9
ARTICLE V........................................................................................................11
          CORPORATE SEAL.........................................................................................11
ARTICLE VI.......................................................................................................12
          MISCELLANEOUS PROVISIONS...............................................................................12
ARTICLE VII......................................................................................................13
          BYLAWS INSPECTION AND AMENDMENTS.......................................................................13





                                     Bylaws

                            OLD LINE BANCSHARES, INC.


ARTICLE I

                                  STOCKHOLDERS

     1. Place of Meetings. All meetings of the stockholders shall be held either at the principal office of the Company or at such other place within the United States as is determined by the Board of Directors or the Chairperson of the Board of Directors and stated in the notice of the meeting.

     2. Annual Meetings. The annual meeting of the stockholders entitled to vote shall be held on a day and time duly designated by the Board of Directors in May of each year. The purposes for which an annual meeting is to be held, in addition to those prescribed by law, by the Articles of Incorporation and by these Bylaws, may be specified by the Board of Directors or the Chairperson of the Board. If no annual meeting is held on the date fixed, or by adjournment therefrom, a special meeting of the stockholders may be held in lieu thereof, and any action taken at such special meeting shall have the same force and effect as if taken at the annual meeting.

     3. Special Meetings. Subject to the rights of the holders of any class or series of preferred stock of the Company, special meetings of the stockholders entitled to vote may be called by the Board of Directors or the Chairperson of the Board of Directors, and shall be called by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by any other officer, upon written application of one or more stockholders who are entitled to vote and who hold at least one-fifth part is interest of the capital stock entitled to vote at the meeting.

     4. Notice of Meetings. Notice of all meetings of stockholders, stating the place, date and hour thereof and, in the case of special meetings and meetings at which an action proposed to be taken requires advance notice of the purpose of the action, the purpose or purposes for which the meeting is called, shall be given by the Secretary. Notice must be given in writing and such writing shall be sufficient if given personally or by postage-prepaid mailing, or by any other means permitted by law. Notice must be given at least ten (10) days before the meeting, to each stockholder entitled to vote thereat and to each stockholder who, by law, the Articles of Incorporation or these Bylaws, is entitled to such notice, such notice addressed to his usual place of business or residence as it appears upon the books of the Company. Notice shall be deemed given when it is received, if hand delivered, or when dispatched, if delivered through the mails or by courier, telegraph, telex, telecopy or cable. No notice of a meeting of the stockholders need be given to any stockholder if such stockholder, by a writing (including, without limitation, by telegraph, telex, telecopy or cable filed with the records of the meeting (and whether executed before or after such meeting)) waives such notice, or if such stockholder attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Every stockholder who is present at a meeting (whether in person or by proxy) shall be deemed to have waived notice thereof.

     5. Quorum. At any meeting of stockholders, the holders of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum, except that, if two or more classes of stock are outstanding and entitled to vote as separate classes, then in the case of each such class, a quorum shall consist of the holders of a majority in interest of the stock of that class issued, outstanding and entitled to vote.

     6. Adjournments. Any meeting of the stockholders may be adjourned to any other time and to any other place by the stockholders present or represented at the meeting, although less than a quorum, or by any officer entitled to preside or to act as Secretary of such meeting if no stockholder is present in person or by proxy. It shall not be necessary to notify any stockholder of any adjournment. Any business which could have been transacted at any meeting of the stockholders as originally called may be transacted at any adjournment thereof.

     7. Nominations of Directors. Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the Company entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the board of directors or a committee of the board of directors, shall be made in writing and shall be delivered or mailed to the President of the Company not less than 14 days nor more than 50 days prior to any meeting of stockholders called for the election of directors, provided, however, that if less than 21 days notice of the meeting is given to stockholders, such nomination shall be mailed or delivered to the President not later than the close of business on the fifth day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying stockholder:

          o    The name and address of each proposed nominee.
          o    The principal occupation of each proposed nominee.
          o The names of any associate or affiliate (as those terms are defined in rule 12b-2 under the Securities Exchange Act of 1934, as amended) of each proposed nominee which own shares of capital stock of the Company or are beneficial owners of options or parties to agreements in respect to the capital stock of the Company.
          o The total number of shares of capital stock of the Company that will be voted for each proposed nominee.
          o    The name and residence address of the notifying stockholder.
          o The number of shares of capital stock of the Company owned by the notifying stockholder and each proposed nominee.

     Nominations not made in accordance herewith may, in his discretion, be disregarded by the chairperson of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for each such nominee.

     8. Votes and Proxies. At all meetings of the stockholders, each stockholder shall have one vote for each share of stock having voting power registered in such stockholder's name, and a proportionate vote for any fractional shares, unless otherwise provided or required by law, the Articles of Incorporation or these Bylaws. Scrip shall not carry any right to vote unless otherwise provided therein, but if scrip provides for the right to vote, such voting shall be on the same basis as fractional shares.

     Each stockholder entitled to vote at any meeting of stockholders of the Company may authorize another person or persons to act for him as proxy by (i) signing a writing authorizing the other person to act as proxy in the manner permitted by Maryland law or (ii) transmitting, or authorizing the transmission of, an authorization for the person to act as proxy to (a) the person authorized to act as proxy or (b) any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation or proxy support service organization. The authorization may be transmitted by a telegram, cablegram, datagram, electronic mail, or any other electronic or telephonic means. Further, to the extent permitted by Maryland law, the placing of a stockholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such stockholder shall constitute execution of such proxy by or on behalf of such stockholder. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder authorizing it, except in those cases in which the proxy states that it is irrevocable and where an irrevocable proxy is permitted by law. A proxy purporting to be by or on behalf of the stockholder authorizing it shall be deemed valid unless challenged at or prior to its exercise.

     9. Conduct of Business. The Chairperson of the Board of Directors or his designee, or, if there is no Chairperson of the Board or such designee, then a person appointed by a majority of the Board of Directors, shall preside at any meeting of stockholders. The Chairperson of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

     10. Action at a Meeting. When a quorum is present, the holders of a majority of the stock present or represented and entitled to vote and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and entitled to vote and voting on a matter), except where a larger vote is required by law, the Articles of Incorporation or these Bylaws, shall decide any matter to be voted on by the stockholders. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election. The Company shall not directly or indirectly vote any share of its stock. Nothing in this section shall be construed to limit the right of the Company to vote any shares of stock held directly or indirectly by it in a fiduciary capacity.

     11. Inspectors. The Board of Directors may, in advance of any meeting of stockholders of the Company, appoint one or more inspectors to act at the meeting or at any adjournment of the meeting. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall, if required by the Board of Directors or the chairman, as the case may be, take and sign an oath to execute faithfully the duties of inspector at the meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each share, the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do those acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No Director or candidate for the office of Director shall act as inspector of an election of Directors. Inspectors need not be stockholders of the Company.

                                   ARTICLE II

                               BOARD OF DIRECTORS
                               ------------------

     1. Powers. The Board of Directors may exercise all the powers of the Company except such as are required by law or by the Articles of Incorporation or these Bylaws to be otherwise exercised, and the business and affairs of the Company shall be managed under the direction of the Board of Directors. Without limiting the generality of the foregoing, the Board of Directors shall have power, unless otherwise provided by law, to purchase and to lease, pledge, mortgage and sell such property (including the stock of the Company) and to make such contracts and agreements as they deem advantageous, to fix the price to be paid for or in connection with any property or rights purchased, sold, or otherwise dealt with by the Company, to borrow money, issue bonds, notes and other obligations of the Company, and to secure payment thereof by the mortgage or pledge of all or any part of the property of the Company. The Board of Directors may determine the compensation of directors. The Board of Directors or such officer or committee as the Board of Directors shall designate, may determine the compensation and duties, in addition to those prescribed by these Bylaws, of all officers, agents and employees of the Company.

     2. Number. The Company shall have a Board of Directors, which shall consist of not less than five and not more than twenty-five directors, which number, subject to the rights of the holders of any preferred stock of the Company to elect Directors, shall be determined from time to time by the Board of Directors. Such number may be enlarged or reduced by a vote of a majority of the entire Board of Directors.

     Subject to the rights of the holders of any series of Preferred Stock then outstanding, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the second annual meeting of stockholders and the term of office of the third class to expire at the third annual meeting of stockholders. At each annual meeting of stockholders or special meeting in lieu thereof following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders or special meeting in lieu thereof after their election and until their successors are duly elected and qualified.

     Subject to the provisions of these Bylaws, each of the following persons, who are the initial members of the Board of Directors of the Company, shall serve as directors of the Company: (i) until the first annual meeting of stockholders and until his successor is elected and qualified or until such person sooner dies, resigns, is removed or becomes disqualified: James W. Cornelsen, Daniel D. Deming, James F. Dent and John D. Mitchell, Jr.; (ii) until the second annual meeting of stockholders and until his successor is elected and qualified or until such person sooner dies, resigns, is removed or becomes disqualified: Craig E. Clark, Randy A. Lakes and Gail D. Manuel; and (iii) until the third annual meeting of stockholders and until his successor is elected and qualified or until such person sooner dies, resigns, is removed or becomes disqualified: Charles A. Bongar, Jr., Nancy L. Gasparovic, Samuel V. Goekjian and Frank Lucente, Jr.

     3. Tenure. Except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws, each director, including the Chairperson of the Board, shall hold office until the annual meeting of stockholders at which his term expires and until his successor is elected and qualified or until he sooner dies, resigns, is removed or becomes disqualified. Any director may resign by giving written notice of his resignation to the Chairperson of the Board, the President, or the Secretary, if any, or to the Board of Directors at a meeting of the Board, and such resignation shall become effective at the time specified therein.

     4. Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time (i) only for cause and (ii) only by the affirmative vote of the holders of at least 80 percent of the voting power of all of the shares of the Company entitled to vote generally in the election of directors, voting together as a single class. A director may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing to remove him.

     5. Vacancies. Subject to the Articles of Incorporation, any vacancy in the office of director (other than a vacancy created by an increase in the number of directors) may be filled by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director. Subject to the Articles of Incorporation, newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority vote of the entire Board of Directors.

     6. Meetings. Meetings of the directors need not be held in the state of the principal office of the Company.

          (a) Organization Meeting. The Secretary, upon receiving the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the principal office of the Company to organize the new Board and elect and appoint officers of the Company for the succeeding year. Such meeting shall be held on the day of the election, or as soon thereafter as practicable, and, in any event, within 30 days thereof. If, at the time fixed for such meeting, there shall not be a quorum, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

          (b) Regular Meetings. Regular meetings of the Board of Directors may be held without call or notice at such places and at such times as may be fixed by the Board of Directors from time to time, provided that any director who is absent when such determination is made shall be given notice of the determination. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next banking business day unless the Board shall designate another day.

          (c) Special Meetings. Special meetings of the Board of Directors may be called by the Chairperson of the Board, the Chief Executive Officer, or three or more directors. Notice of the time and place of all special meetings shall be given by the Secretary or the officer or directors calling the meeting. Notice must be given orally, by telephone, or by telegraph, telex, telecopy, electronic transmission or cable or in writing, and such notice shall be sufficient if given in time to enable the director to attend, or in any case if sent by mail, by courier or telegraph, telex, telecopy, electronic transmission or cable at least three days before the meeting, addressed to a director's usual or last known place of business or residence. No notice of any meeting of the Board of Directors need be given to any director if such director, by a writing (including, without limitation, by telegraph, telex, telecopy or cable) or by an electronic transmission filed with the records of the meeting (and whether executed or delivered before or after such meeting), waives such notice, or if such director attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any special meeting.

     7. Quorum of Directors. At any meeting of the Board of Directors, a majority of the number of directors then consisting a full Board of Directors then serving shall constitute a quorum, but a lesser number may adjourn any meeting from time to time without further notice. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

     8. Action at a Meeting. Unless otherwise provided by law, the Articles of Incorporation or these Bylaws, action on any matter brought before any meeting at which there is a quorum may be taken by vote of a majority of the directors then present at the meeting, unless a different vote is required by law, the Articles of Incorporation or these Bylaws.

     9. Action Without a Meeting. Unless otherwise provided by law, the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the directors may be taken without a meeting if all the directors then in office consent to the action in writing or by electronic transmission and the written consents and/or electronic transmissions are filed with the records of the meetings of directors. Such consents shall be treated for all purposes as a vote at a meeting.

     10. Conduct of Meetings. Meetings of Directors shall be presided over by the Chairman of the Board of Directors, or, in his absence or inability to act, the Vice Chairman of the Board of Directors, or, in his absence or inability to act, the Chief Executive Officer, or, in the absence or inability of the Chief Executive Officer to act, another Director chosen by a majority of the Directors present, shall act as chairman of the meeting and preside at the meeting. The Secretary of the Company, or if he is not present, any Assistant Secretary shall act as secretary of such meetings; in the absence of the Secretary and any Assistant Secretary, the presiding officer may appoint a person to act as secretary of the meeting.

     11. Committees of Directors. The Board of Directors may, by resolution passed by a majority of the entire Board, designate an executive and one or more other committees. Each committee shall consist of one or more of the Directors of the Company, which, to the extent provided in the resolution and as permitted by law, shall have and may exercise the powers of the Board of Directors. Such committee or committees shall have such names as may be determined from time to time by resolution adopted by the Board of Directors.

     Notice of committee meetings shall be given in the same manner as notice for regular and special meetings of directors. A majority of the members of a committee, if there are three (3) or more members of the committee, or all of the members of the committee, if there are less than three (3) members, shall constitute a quorum for the transaction of any business at any meeting of the committee. The act of a majority of the committee members, if there are three
(3) or more committee members present, or all of the committee members, if there are less than three (3) committee members present, shall be the act of the committee. The Board of Directors may designate a chairman of any committee, and such chairman or any two (2) members of the committee, if the committee has at least two (2) members, or the sole member of the committee, if the committee has one (1) member, may fix the time and place of its meeting unless the Board shall otherwise provide. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a Director to act in the place of an absent member. Committees may act without a meeting in the same manner as the Board of Directors and as provided by Section 9 of this Article II.

     12. Telephone Conference Meetings. The Board of Directors or any committee thereof may participate in a meeting of such Board of Directors or committee thereof by means of a conference telephone (or other communications equipment) if all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

                                  ARTICLE III

                                    OFFICERS
                                    --------

     1. Election. The officers of the Company shall be a Chairperson of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and a Treasurer. Except as provided in Section 4 of this Article III, the officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of the stockholders.

     2. Qualification. The Chairperson of the Board, and any vice Chairperson appointed to act in the absence of the Chairperson, shall be elected by and from the Board of Directors, but no other officer, other than the Chief Executive Officer, need be a director. Any two (2) or more offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these Bylaws to be executed, acknowledged or verified by any two (2) or more officers. If required by vote of the Board of Directors, an officer shall give bond to the Company for the faithful performance of his duties, in such form and amount and with such sureties as the Board of Directors may determine. The premiums for such bonds shall be paid by the Company.

     3. Officers and Employees.
        ----------------------

          (a) Chairperson of the Board. The Board of Directors shall appoint one of its members to be the Chairperson of the Board to serve at its pleasure. Such person shall preside at all meetings of the Board of Directors. The Chairperson of the Board shall supervise the carrying out of the policies adopted or approved by the Board; shall have general executive powers, as well as the specific powers conferred by these Bylaws; and shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned by the Board of Directors.

          (b) Chief Executive Officer. The Board of Directors shall appoint one of its members to be the Chief Executive Officer of the Company who may, but need not be, the President. In the absence of the Chairperson or any vice Chairperson, the Chief Executive Officer shall preside at any meeting of the Board. The Chief Executive Officer shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of Chief Executive Officer, or imposed by these Bylaws. The Chief Executive Officer shall also have and may exercise such further powers and duties as from time to time may be conferred, or assigned by the Board of Directors.


          (c) President. The Board of Directors shall appoint a President who, if not also the Chief Executive Officer, shall have and exercise such duties as from time to time may be conferred or assigned by the Chief Executive Officer or the Board of Directors.

          (d) Vice Presidents. The Board of Directors may appoint one or more Vice Presidents, including one or more Executive Vice Presidents and Senior Vice Presidents. Each Vice President shall have such powers and duties as may be assigned by the Chief Executive Officer, the President or the Board of Directors. The Executive Vice President, if one is appointed, or if not, a Vice President, shall be designated by the Board of Directors, in the absence of the President, to perform all the duties of the President.

          (e) Secretary. The Board of Directors shall appoint a Secretary or other designated officer who shall be Secretary of the Board and of the Company, and shall keep accurate minutes of all meetings. The Secretary shall attend to the giving of all notices required by these Bylaws, shall be custodian of the corporate seal, records, documents and papers of the Company; and shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of Secretary, or imposed by these Bylaws; and shall also perform such other duties as may be assigned from time to time, by the Chief Executive Officer, the President or the Board of Directors.

          (f) Treasurer. The Board of Directors shall appoint a Treasurer. The Treasurer shall have and may exercise any and all powers and duties pertaining by law, regulation or practice, to the office of Treasurer, or imposed by these Bylaws; and shall also perform such other duties as may be assigned from time to time, by the Chief Executive Officer, the President or the Board of Directors.

          (g) Chief Financial Officer. The Board of Directors shall appoint a Chief Financial Officer. The Chief Financial Officer shall have and may exercise any and all powers and duties pertaining by law, regulation or practice, to the office of Chief Financial Officer, or imposed by these Bylaws; and shall also perform such other duties as may be assigned from time to time, by the Chief Executive Officer or the Board of Directors.

          (h) Other Officers. The Board of Directors may appoint one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers and attorneys in fact as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the Company. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the Board of Directors, the Chairperson of the Board, or the President.

     4. Tenure. Each officer elected or appointed by the Board of Directors shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders or special meeting in lieu thereof and until his successor is elected or appointed and qualified, or until he dies, resigns, is removed or becomes disqualified, unless a shorter term is specified in the vote electing or appointing said officer or a longer term is specified in an employment agreement approved by the Board of Directors or a committee of the Board of Directors. Any officer may resign by giving written notice of his resignation to the Chairperson of the Board, the President, or the Secretary, if any, or to the Board of Directors at a meeting of the Board, and such resignation shall become effective at the time specified therein.

     5. Removal. Any officer elected or appointed by the Board of Directors may be removed from office with or without cause by vote of a majority of the directors then in office.

                                   ARTICLE IV

                                  CAPITAL STOCK
                                  -------------

     1. Certificates of Stock. Unless the Board of Directors authorizes the issuance of certificateless shares and such issuance is not otherwise prohibited by the Corporation's Articles of Incorporation, each stockholder shall be entitled to a certificate or certificates representing in the aggregate the shares of the capital stock of the Company owned by him. All certificates for shares of stock of the Company shall state the number and class of shares evidenced thereby (and designate the series, if any), shall be signed by the Chairperson of the Board or the President and either the Secretary or Treasurer, may (but need not) bear the seal of the Company and shall contain such further statements as shall be required by law. The Board of Directors may determine the form of certificates of stock except insofar as prescribed by law or by these Bylaws, and may provide for the use of facsimile signatures thereon to the extent permitted by law. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer at the time of its issue. Every certificate for shares which are subject to any restrictions on transfer pursuant to the Articles of Incorporation, these Bylaws or any agreement to which the Company is a party, shall have the restrictions noted conspicuously on the certificate and shall also set forth upon the face or back thereof either the full text of the restrictions or a statement of the existence of such restrictions and a statement that the Company will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every stock certificate issued while the Company is authorized to issue more than one class or series of stock, shall set forth on the face or back thereof either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series, if any, authorized to be issued as set forth in the Articles of Incorporation, or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the Company will furnish a copy thereof to the holder of such certificate upon written request and without charge.

     2. Transfers of Stock. The transfer of all shares of stock of the Company, so as to affect the rights of the Company, shall be effected only by transfer recorded on the books of the Company, in person or by duly authorized attorney, and upon the surrender of the certificate properly endorsed or assigned. The transfer of all shares of stock of the Company shall be subject to the restrictions, if any, imposed by the Articles of Incorporation, these Bylaws or any agreement to which the Company is a party.

     3. Holders of Record. The person registered on the books of the Company as the owner of the shares shall have the exclusive right to receive dividends thereon and to vote thereon as such owner, shall be held liable for such calls and assessments as may lawfully be made thereon, and except only as may be required by law, may in all respects be treated by the Company as the exclusive owner thereof. It shall be the duty of each stockholder to notify the Company of his post office address. The Company shall not be bound to recognize any equitable or other claim to or interest in shares of stock of the Company on the part of any other person except as may be otherwise expressly provided by law.

     Notwithstanding anything to the contrary contained in these Bylaws, the Board of Directors may adopt by resolution a procedure by which a stockholder of the Company may certify in writing to the Company that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Company; and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of a certification which complies with the requirements established by the Board's resolution, the person specified in the certification shall be, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

     4. Lost or Destroyed Certificates. The directors of the Company may determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, destroyed or mutilated.

     5. Transfer Agent and Registrar. The Board of Directors may appoint a transfer agent and/or registrar of transfers and may require that all stock certificates representing shares of any class to bear the signatures of such transfer agent or registrar of transfers, or the signature of both.

     6. Stock Ledger. The Company shall maintain a stock ledger that contains the name and address of each stockholder and the number of shares of stock of each class registered in the name of each stockholder. The stock ledger may be in written form or in any other form that can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, within or without the State of Maryland, or, if none, at the principal office or the principal executive offices of the Company in the State of Maryland.

     7. Record Date. The Board of Directors may fix in advance a date not more than sixty days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof, or the right to receive such dividend or distribution, or the right to give such consent or dissent. In such case, only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock or the books of the Company after the record date. Without fixing such record date the Board of Directors may, for any such purposes, close the transfer books for a period of up to 20 days. If no record date is fixed and the transfer books are not closed, the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be the later of the close of business on the day on which the notice of meeting is mailed or the thirtieth day before the meeting, and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

     8. Issue of Stock. Subject to the Articles of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Company or the whole or any part of any capital stock of the Company held in its treasury may be issued or disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.


                                   ARTICLE V

                                 CORPORATE SEAL
                                 --------------

     The Chief Executive Officer, the President, the Treasurer, the Secretary or any Assistant Treasurer, or other officer thereunto designated by the Board of Directors, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. The corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation, the year of its organization and the word "Maryland".

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     1. Fiscal Year. Except as otherwise determined by the Board of Directors from time to time, the fiscal year of the Company shall end on December 31 of each year.

     2. Records. The Articles of Incorporation, the Bylaws and the proceedings of all meetings of the shareholders, the Board of Directors, and standing committees of the Board, shall be recorded in appropriate minutes books provided for that purpose. The minutes of each meeting shall be signed by the Secretary, Treasurer or other officer appointed to act as Secretary of the meeting.

     3. Contributions. The Board of Directors shall have authority to make donations from the funds of the Company, in such amounts as the Board of Directors or officers to which such authority is delegated may determine to be reasonable and irrespective of corporate benefit, for the public welfare or for community fund, hospital, charitable, religious, educational, scientific, civic or similar purposes, and in time of war or other natural emergency in aid thereof.

     4. Evidence of Authority. A certificate by the Secretary or Treasurer as to any action taken by the stockholders, Board of Directors, any committee of the Board of Directors or any officer or representative of the Company shall, as to all persons who rely thereon in good faith, be conclusive evidence of such action.

     5. Ratification. Any action taken on behalf of the Company by the directors or any officer or representative of the Company which requires authorization by the stockholders or the directors of the Company shall be deemed to have been authorized if subsequently ratified by the stockholders entitled to vote or by the directors, as the case may be, at a meeting held in accordance with these Bylaws.

     6. Reliance upon Books, Records and Reports. Each director or officer of the Company shall be entitled to rely on information, opinions, reports or records, including financial statements, books of account and other financial records, in each case presented by or prepared by or under the supervision of
(1) one or more officers or employees of the Company whom the director or officer reasonably believes to be reliable and competent in the matters presented, or (2) counsel, public accountants or other persons as to matters which the director or officer reasonably believes to be within such person's professional or expert competence, or (3) in the case of director, a duly constituted committee of the Board of Directors upon which he does not serve, as to matters within its delegated authority, which committee the director reasonably believes to merit confidence, but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. The fact that a director or officer so performed his duties shall be a complete defense to any claim asserted against him, except as expressly provided by statute, by reason of his being or having been a director or officer of the Company.

     7. Articles of Incorporation. All references in the Bylaws to the Articles of Incorporation shall be deemed to refer to the Articles of Incorporation of the Company, as amended, supplemented and restated and in effect from time to time.

     8. Interpretation. The Board of Directors shall have the power to interpret all of the terms and provisions of these Bylaws and the Articles of Incorporation, which interpretation shall be conclusive.

     9. Gender. Whenever the masculine gender is used in these Bylaws, it shall include the feminine and the neuter wherever appropriate.

     10. Annual Statement of Affairs. There shall be prepared annually a full and correct statement of the affairs of the Company, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders and, within twenty (20) days after the meeting, placed on file at the Company's principal office. Such statement shall be prepared or caused to be prepared by such executive officer of the Company as may be designated in an additional or supplementary bylaw adopted by the Board of Directors. If no other executive officer is so designated, it shall be the duty of the President to prepare or cause to be prepared such statement.

                                  ARTICLE VII

                        BYLAWS INSPECTION AND AMENDMENTS
                        --------------------------------

     1. Inspection. A copy of the Bylaws, with all amendments, shall at all times be kept in a convenient place at the main office of the Company, and shall be open for inspection to all stockholders during business hours.

     2. Amendments. These Bylaws may be altered, amended or repaired, in whole or in part, by vote of a majority of the Board of Directors, except with respect to any provisions thereof which by law, the Articles of Incorporation, or these Bylaws requires action by the stockholders, in which case these Bylaws may be amended in whole or in part by the stockholders at any annual or special meeting by vote of the holders of a majority in interest of all stock issued and outstanding and entitled to vote, except as otherwise provided in the Articles of Incorporation. The nature or substance of the proposed alterations, amendment or repeal shall be stated in the notice of the meeting.



Adopted: June 26, 2003